UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     November 5, 2009

CHINA ARCHITECTURAL ENGINEERING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33709	51-05021250
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

105 Baishi Road, Jiuzhou West Avenue, Zhuhai 519070 People’s Republic of China	N/A
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	0086-756-8538908

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2009, the Board of Directors (the “Board”) of China Architectural Engineering, Inc. (the “Company”) appointed Gene Michael Bennett to serve as the Acting Chief Financial Officer ("Acting CFO") of the Company, effective November 6, 2009.  Prior to his appointment as Acting CFO, Mr. Bennett served as the Company’s Vice President of Finance since September 28, 2009.  Also effective November 6, 2009, Li Chengcheng ceased to serve as the Company’s Chief Financial Officer.  The departure of Mr. Li resulted from the termination of his employment by the Company with payment in lieu of two months’ notice pursuant to Mr. Li’s employment agreement dated March 30, 2009.

Upon his appointment as Acting CFO, Mr. Bennett will hold all duties and responsibilities as the principal financial officer of the Company through a probationary period that will continue until the Board conducts an evaluation of Mr. Bennett’s performance as Acting CFO after the filing of the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”) for the fiscal year 2009, which is expected to be filed by the end of March 2010.  The Board’s evaluation of Mr. Bennett’s performance will be based on criteria established by the Board with consultation of senior management, and upon successful completion of the probationary period, as determined by the Board, Mr. Bennett will become the permanent Chief Financial Officer of the Company.

Mr. Bennett, 61, joined the Company as its Vice President of Finance on September 28, 2009.   From March 2009 to the present, Mr. Bennett has served as the President of the American General Business Association, Beijing Office, which provides companies with guidance on funding, infrastructure and governance, strategic/business plans, and cross border transactions.  From June 2004 to June 2009, Mr. Bennett served as a partner at Nexis Investment Consulting Corporation, which assists companies in raising funds and in finding appropriate investments and merger and acquisition candidates  From May 2000 to June 2004, Mr. Bennett served as a partner of ProCFO, a provider of contract chief financial officer services. From 1998 to 2000, Mr. Bennett taught courses in accounting, tax and auditing as a professor and lecturer at the University of Hawaii and Chaminade of Honolulu.  Mr. Bennett has also served as the Chief Financial Officer and as a member of the board of Argonaut Computers, a provider of “information controller” equipment, from 1993 to 1998.  Mr. Bennett has also served as a professor at two California universities and has served as a CPA at Gerbel & Butzbagh.

Mr. Bennett serves as the Chairman of the Audit Committee of several US publicly reporting companies, including China AgriTech Group, Inc. NASDAQ-OMX: CAGC), China Shenzhou Mining & Res., Inc. (Amex:SHZ), and China Pharma Holding, Inc. (Amex:CPHI). Mr. Bennett holds a degree in accounting and an MBA in finance from Michigan State University and is a certified public accountant (inactive).

In connection with his appointment as Vice President of Finance, Mr. Bennett and the Company entered into an employment agreement dated October 5, 2009, as reported in the Company’s Current Report on Form 8-K filed with the SEC on October 8, 2009, and Mr. Bennett will continue under the terms of such agreement in his new position as Acting CFO.  Mr. Bennett does not have any family relationships with any of the Company's directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2009	CHINA ARCHITECTURAL ENGINEERING, INC.

	By:	/s/ Luo Ken Yi
	Name:	Luo Ken Yi
	Title:	Chief Executive Officer